Exhibit 99.1

                                 REVOCABLE PROXY

                         THOMASTON FEDERAL SAVINGS BANK

                         ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby constitutes and appoints Robert G. Cochran and Norman S. Morris, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Thomaston Federal Savings Bank, a federally-chartered savings association ("Thomaston Federal"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Thomaston Federal Shareholders to be held at the main office of Thomaston Federal located at 206 North Church Street, Thomaston, Georgia 30286, on ____________, ________________, 1999, at 2:00 p.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Annual Meeting of Shareholders, dated _____________, 1999, the receipt of which is acknowledged in the manner specified below.

     1. Merger. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of May 7, 1999 (the "Merger Agreement"), by and between FLAG Financial Corporation ("FLAG") and Thomaston Federal and the transactions contemplated thereby pursuant to which (i) Thomaston Federal will become a wholly-owned subsidiary of FLAG, and (ii) each share of the $1.00 par value common stock of Thomaston Federal issued and outstanding at the effective time of the Merger will be exchanged for 1.7275 shares of $1.00 par value common stock of FLAG.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

     2. Election of Directors. To elect as directors the two nominees listed below to serve for three year terms and until their successors are elected and qualified (except as marked to the contrary below).

      [ ] FOR ALL NOMINEES LISTED BELOW     [ ] WITHHOLD AUTHORITY TO VOTE FOR
          (EXCEPT AS MARKED TO THE CONTRARY     NOMINEES LISTED BELOW
          BELOW)

          To withhold   your  vote for  any  individual  nominee,  strike a line
          through the nominee's name on the list below.

                  Robert G. Cochran                  W. Wallace Rhodes

     3. In the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2 ABOVE.

         Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      DATED: _________________________ , 1999

                                      _______________________________________
                                                    Signature

                                      _______________________________________
                                             Signature if held jointly

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THOMASTON FEDERAL SAVINGS BANK, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

              I _____will _____will not attend the Annual Meeting.